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                                                                   Exhibit 10.31


                                AMENDMENT TO THE

                          1999 LONG TERM INCENTIVE PLAN

         The 1999 Long Term Incentive Plan is amended by deleting Section 4(a) in its entirety and replacing said section with the following:

         (a) AMOUNT OF STOCK RESERVED. The total amount of Stock that may be subject to outstanding Awards, determined immediately after the grant of any Award, shall not exceed 11,325,000 shares of the total number of shares of Stock outstanding. Shares subject to ISOs, Restricted Stock or Deferred Stock Awards shall not be deemed delivered if such Awards are forfeited, expire or otherwise terminate without delivery of shares to the Participant. If an Award valued by reference to Stock may be only be settled in cash, the number of shares to which such Award relates shall be deemed to be Stock subject to such Award for purposes of this Section 4(a). Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares or treasury shares.

         This Amendment is executed as of March 6, 2001.

         NX NETWORKS, INC.


         By:/s/  John DuBois
            ___________________________
             John DuBois,
             Chief Executive Officer